Exhibit 4.31
Execution Copy
PURCHASE AND
ASSIGNMENT AND ASSUMPTION AGREEMENT
This PURCHASE AND ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of December 20, 2010 (this “Agreement”) is by and among PAY-TV VENTURE, INC. (the “Assignor”), TuTV LLC (the “Company”), and UNIVISION COMMUNICATIONS INC. (the “Assignee”), solely for purposes of Section 1.4, Televisa, S.A. de C.V., as successor to Visat, S.A. de C.V. (“TSA”) and Televisa Internacional, S.A. de C.V. (“Televisa Internacional”), and, solely for purposes of Section 1.5, Grupo Televisa, S.A.B. (“Grupo Televisa”).
W I T N E S S E T H
WHEREAS, a predecessor to the Assignor is party to that certain Limited Liability Company Agreement of the Company, dated as of April 28, 2003, as amended by Amendment No. 1 to Limited Liability Company Agreement, dated as of May 2, 2003, Amendment No. 2 to Limited Liability Company Agreement, dated as of May 29, 2003, and Amendment No. 3 to Limited Liability Company Agreement, dated as of November 3, 2004 (as further amended and supplemented, the “LLC Agreement”; capitalized terms used herein and not defined herein shall have the meanings set forth in the LLC Agreement);
WHEREAS, in connection with the execution of the LLC Agreement, (x) the Company and a predecessor to the TSA entered into that certain Channel License Agreement, dated as of April 28, 2003 (as amended and supplemented, the “Channel License Agreement”), and (y) the Company, the Assignee, Grupo Televisa and Televisa Internacional entered into that certain Acknowledgment Agreement, dated as of April 28, 2003 (as amended and supplemented, the “Acknowledgment Agreement”);
WHEREAS, Grupo Televisa is party to that certain DTH Agreement, by and among Grupo Televisa and certain other parties thereto (the “DTH Parties”), dated as of October 8, 2004 (as amended and supplemented, the “DTH Agreement”) and is entitled to require certain of the DTH Parties to carry two Televisa Channels (as defined in the DTH Agreement) on the Hispanic tier (the “Hispanic Tier Puts”) on the terms and conditions in the DTH Agreement;
WHEREAS, as of the date hereof, the Assignor owns a Membership Interest in the Company that represents a Percentage Interest of 50%, the Assignee owns a Membership Interest in the Company that represents a Percentage Interest of 50%, and as a result of the Assignment (as defined below), the parties intend that the Assignee shall own Membership Interests that represent a Percentage Interest of 100%;
WHEREAS, this Agreement is being entered into in connection with, and as contemplated by, that certain (x) Investment Agreement by and among the Assignor, Grupo Televisa and the Assignee and certain affiliates of the Assignee, dated as of December 20, 2010 (the “Investment Agreement”), and (y) the Second Amended and Restated Program License Agreement (in each case as defined in the Investment Agreement);

WHEREAS, the Assignee (in its capacity as an existing Member of the Company) hereby consents to the Assignment, as set forth in Section 8.1 of the LLC Agreement;
WHEREAS, the Assignor and the Assignee (in each case in its capacity as a consenting Member) hereby acknowledge and agree that no costs have been incurred by the Company in connection with the Assignment and all other conditions to the recognition by the Company of the Assignment have been satisfied, as contemplated by Section 8.2 of the LLC Agreement;
WHEREAS, upon the Assignment, the Assignor will withdraw as a Member of the Company, as set forth in Section 8.2 of the LLC Agreement;
WHEREAS, the Assignor desires to assign and transfer to the Assignee all of its Membership Interest in the Company (the limited liability company interest being assigned hereunder is referred to as the “Assigned Interest” and the transfer of such Assigned Interest being referred to as the “Assignment”) for an aggregate purchase price of $55,000,000 (the “Purchase Price”); and
WHEREAS, the Assignor and certain of its Affiliates currently provide production and other services to the Company and the parties wish to continue the provision of such services in the future.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
PURCHASE, ASSIGNMENT AND ASSUMPTION OF ASSIGNED INTERESTS
1.1 Sale and Assignment. The Assignor hereby sells and assigns to the Assignee the Assigned Interest, and the Assignor’s right, title and interest in, to and under the LLC Agreement to the extent of the Assigned Interest in exchange for the Purchase Price. The obligations of Assignor to sell and assign the Assigned Interest shall be conditioned upon the satisfaction of the conditions set forth in Articles V and VI of the Investment Agreement, and effective upon the Closing (as defined in the Investment Agreement). The Purchase Price shall be paid by the Assignee to the Assignor in immediately available funds at the Closing.
1.2 Purchase and Assumption. The Assignee purchases and assumes the Assigned Interest and agrees to perform any obligations of any kind of the Assignor under, and to be bound by all terms and conditions of, the LLC Agreement to the extent of the Assigned Interest, whether now existing or hereafter arising, known or unknown, determined or otherwise. The obligations of the Assignee to purchase and assume the Assigned Interest shall be conditioned upon the satisfaction of the conditions set forth in Articles VI and VII of the Investment Agreement, and shall be effective upon the Closing.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
1.3 Further Agreements with respect to the Assigned Interest. The parties acknowledge and agree that (w) notwithstanding anything to the contrary contained in the LLC Agreement or the Delaware Limited Liability Company Act (the “Act”), the withdrawal of the Assignor from the Company shall not cause the dissolution of the Company under the Act, (x) there are no obligations with respect to the Assigned Interest that are or will be outstanding as of the Closing, including, without limitation, as to any capital contributions or distributions with respect to the Assigned Interest, as contemplated by the LLC Agreement and the Assignor and its Affiliates are hereby released from any and all damages, losses, liabilities, obligations, claims, interest or expenses that it may have to the Company, the Assignee or their respective Affiliates under the LLC Agreement or otherwise as a member of the Company, (y) each designee of the Assignor that serves on the Executive Board shall be removed, effective as of the Closing and (z) notwithstanding such withdrawal or removal, the Assignor will continue to be deemed to be a Member and the Assignor’s designees will continue to be deemed an Executive Board member for purposes of Article VI of the LLC Agreement..
1.4 Channel License Agreement and Acknowledgment Agreement. The parties hereto acknowledge and agree that the Channel License Agreement and the Acknowledgment Agreement are being terminated on the date hereof, and in each case shall be of no further force and effect.
1.5 Continuation of Services. ***
1.6 TuTV Put. ***
1.7 Purchase Price Allocation. Within ninety (90) days after the Closing (as defined in the Investment Agreement), the Assignor shall prepare and deliver to the Assignee an allocation of the Purchase Price and any other items that are treated as additional purchase price for tax purposes among the assets of the Company in accordance with Section 1060 of the Code (the “Proposed Allocation”). The Assignee shall have thirty (30) days after receipt of the Proposed Allocation to notify the Assignor in writing of any objections. If the Assignee does not object in writing during such thirty (30) day period, then the Proposed Allocation shall be final and binding on all parties. If the Assignee objects in writing during such thirty (30) day period, then the parties shall cooperate in good faith to reach a mutually agreeable allocation of the Purchase Price and any other items that are treated as additional purchase price for tax purposes, which allocation shall be final and binding on all parties. The parties shall, and shall cause their respective Affiliates to, use such final and binding allocation for all tax purposes, file all tax returns in a manner consistent with such allocation and take no tax position contrary thereto except to the extent otherwise required by a change in applicable tax Laws or a good faith resolution of a tax contest. If the parties are unable to reach agreement regarding the Proposed Allocation within sixty (60) days following the Assignee’s receipt thereof, each party may use its own allocation.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR
2.1 Organization and Good Standing. The Assignor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Assignor has all requisite power and authority to carry on its business as now conducted.
2.2 Authorization and Enforceability. The execution, delivery and performance by the Assignor of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Assignor. This Agreement has been duly and validly executed and delivered by the Assignor and (assuming due authorization, execution and delivery by the other Parties hereto and thereto) shall constitute its valid and legally binding obligation, enforceable against the Assignor in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors’ rights generally or by general equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law (collectively, “Bankruptcy Laws”).
2.3 Non-Contravention. The execution, delivery or performance by the Assignor of this Agreement does not violate any provision of the organizational documents of the Assignor or any law applicable to the Assignor.
2.4 Ownership. The Assignor owns 100% of the Assigned Interests, free and clear of any Liens (as defined in the Investment Agreement) or preemptive rights.
2.5 Sole Representations and Warranties. Except for the representations and warranties set forth in this Article II, the Assignor makes no other representations or warranties to the Assignee in connection with the Assignment.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE
3.1 Organization and Good Standing. The Assignee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Assignee has all requisite power and authority to carry on its business as now conducted.
3.2 Authorization and Enforceability. The execution, delivery and performance by the Assignee of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Assignee. This Agreement has been duly and validly executed and delivered by the Assignee and (assuming due authorization, execution and delivery by the Assignor) shall constitute its valid and legally binding obligation, enforceable against the Assignee in accordance with its terms, except to the extent the enforceability thereof may be limited by Bankruptcy Laws.

3.3 Non-Contravention. The execution, delivery or performance by the Assignor of this Agreement does not violate any provision of the organizational documents of the Assignee or any law applicable to the Assignee.
3.4 Sole Representations and Warranties. Except for the representations and warranties set forth in this Article III, the Assignee makes no other representations or warranties to the Assignee in connection with the Assignment.
ARTICLE IV
MISCELLANEOUS
4.1 Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
4.2 Amendments, Modifications, Waivers. This Agreement may be waived, amended, modified, extended, supplemented or waived only by an agreement in writing signed by the parties hereto.
4.3 Governing Law. This Agreement and the negotiation, execution, performance or nonperformance, interpretation, termination, construction and all matters based upon, arising out of or related to this Agreement, whether arising in law or in equity (collectively, the “Covered Matters”), and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the Covered Matters, except for documents, agreements and instruments that specify otherwise, shall be governed by the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent that such principles or rules would require or permit the application of laws of another jurisdiction.
4.4 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (and if Chancery Court does not accept jurisdiction, the federal court located in Delaware and if the federal court in Delaware does not accept jurisdiction, any other state court in Delaware) for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement, the Covered Matters, the transactions contemplated hereby or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement, the transactions contemplated hereby or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction in the United States. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified on Schedule 11.8 of the Investment Agreement (which in the case of the Assignee refers to the address of Broadcasting Media Partners, Inc.) is reasonably calculated to give actual notice.
4.5 Waiver of Jury Trial.
Each of the parties hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement, the transactions contemplated hereby or relating to the subject matter hereof or thereof. Each of the parties hereto (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any such litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the consideration received by such party pursuant to the transactions contemplated by this Agreement.
4.6 Headings. The section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ASSIGNOR: PAY-TV VENTURE, INC.
By:	/s/ Salvi Rafael Folch Viadero
	Name:	Salvi Rafael Folch Viadero
	Title:	Attorney-in-Fact

By:	/s/ Joaquín Balcárcel Santa Cruz
	Name:	Joaquín Balcárcel Santa Cruz
	Title:	Attorney-in-Fact
[SIGNATURE PAGE TO TUTV PURCHASE AGREEMENT]

ASSIGNEE: UNIVISION COMMUNICATIONS INC.
By:	/s/ Andrew Hobson
	Name:	Andrew Hobson
	Title:	Senior Executive Vice President
[SIGNATURE PAGE TO TUTV PURCHASE AGREEMENT]

COMPANY: TUTV LLC
By:	/s/ Rodrigo Salazar
	Name:	Rodrigo Salazar
	Title:	Chief Financial Officer
[SIGNATURE PAGE TO TUTV PURCHASE AGREEMENT]

Solely for purposes of Section 1.5: TELEVISA, S.A. DE C.V.
By:	/s/ Salvi Rafael Folch Viadero
	Name:	Salvi Rafael Folch Viadero
	Title:	Attorney-in-Fact

By:	/s/ Joaquín Balcárcel Santa Cruz
	Name:	Joaquín Balcárcel Santa Cruz
	Title:	Attorney-in-Fact

TELEVISA INTERNACIONAL, S.A. DE C.V.
By:	/s/ Salvi Rafael Folch Viadero
	Name:	Salvi Rafael Folch Viadero
	Title:	Attorney-in-Fact

By:	/s/ Joaquín Balcárcel Santa Cruz
	Name:	Joaquín Balcárcel Santa Cruz
	Title:	Attorney-in-Fact

Solely for purposes of Section 1.6: GRUPO TELEVISA, S.A.B.
By:	/s/ Salvi Rafael Folch Viadero
	Name:	Salvi Rafael Folch Viadero
	Title:	Attorney-in-Fact

By:	/s/ Joaquín Balcárcel Santa Cruz
	Name:	Joaquín Balcárcel Santa Cruz
	Title:	Attorney-in-Fact
[SIGNATURE PAGE TO TUTV PURCHASE AGREEMENT]